Pilgrim’s Pride Reports Second Quarter 2022 Results with $4.63 Billion in Net Sales and Operating Income Margin of 11.1%

GREELEY, Colo., July 27, 2022 (GLOBE NEWSWIRE) - Pilgrim’s Pride Corporation (NASDAQ: PPC), one of the world's largest poultry producers, reports its second quarter 2022 financial results.

Second Quarter Highlights
•Net Sales of $4.63 billion, up 27.3% from prior year.
•Consolidated GAAP operating income margin of 11.1% with GAAP operating income margins of 15.6% in U.S., 10.7% in Mexico and 0.6% in Europe.
•GAAP Net Income of $362.0 million and GAAP EPS of $1.50. Adjusted Net Income of $370.7 million or adjusted EPS of $1.54.
•Adjusted EBITDA of $623.3 million, or an 13.5% margin, 67.7% higher than a year ago.
•We are extremely proud of the dedication and outstanding efforts of our global team members, which supported all of our business units’ top line growth through excellent service levels to our Key Customers that drove significant sequential profit improvement for the overall business.
•Our US retail and foodservice business remained resilient despite additional cost recovery from inflationary challenges. Margins improved given enhanced market fundamentals in Big Bird Debone and continued operational improvements.
•Our brand momentum continues throughout US retail as Just Bare® and Pilgrim’s® Prepared products grew over 96% year over year. E-commerce across our US branded portfolio more than doubled.
•Our combined European business drove bottom line improvement from accelerated implementation of operational efficiencies, focus on Key Customer partnerships to recover inflationary costs, and further diversification of product offerings.
•Demand in Mexico was solid and our team’s focus and continued operational improvements overcame seasonal challenges in live operations at our locations.
•Continuing our commitment to corporate responsibility, our Board of Directors has approved the formation of an ESG Committee to further enrich our efforts on environmental, social and governance matters, including our Hometown Strong program and our Net Zero commitment.
•Our liquidity position remains strong with an adjusted EBITDA net leverage ratio at 1.5x.
•In driving for profitable growth, we are committing to an expansion in our fresh operations, a new protein conversion plant, and a new state-of-the-art prepared foods plant.

(Unaudited)	Three Months Ended				Six Months Ended
	June 26, 2022	June 27, 2021	Y/Y Change		June 26, 2022	June 27, 2021	Y/Y Change
	(In millions, except per share and percentages)
Net sales	$4,631.6	$3,637.7	+27.3%		$8,872.0	$6,911.1	+28.4%
U.S. GAAP EPS	$1.50	$(0.68)	+320.6%		$2.65	$(0.27)	NM(2)
Operating income (loss)	$512.9	$(123.1)	+516.7%		$914.9	$35.3	NM(2)
Adjusted EBITDA(1)	$623.3	$371.6	+67.7%		$1,125.0	$625.5	+79.9%
Adjusted EBITDA margin(1)	13.5%	10.2%	+3.3	pts	12.7%	9.1%	+3.6	pts
(1)     Reconciliations for non-U.S. GAAP measures are provided in subsequent sections within this release.
(2)    These Y/Y changes are designated not meaningful (or “NM”) due to significant one-time items recognized in prior year.
“Throughout the second quarter, we emphasized discipline and ownership throughout all aspects of our strategy and organization,” said Fabio Sandri, Chief Executive Officer of Pilgrim’s. “As a result, second quarter sales grew over 27% and Adjusted EBITDA was up almost 68% from last year. I am continually impressed with our team’s determination to drive operational excellence to mitigate inflationary headwinds and work with Key Customers to profitably grow our business.
“Our results continue to reflect the benefits of our diversified US portfolio. Investments in automation and in our hourly team members and their communities led to significant progress in net staffing levels, enabling our operations to realize the benefits of strong market fundamentals. Moreover, our overall demand in retail and foodservice remained robust given our emphasis on Key Customers and our diversified product portfolio. In addition, our retail branded business maintained its momentum, as Just Bare® and Pilgrim’s® continued their strong growth trajectory.
“Our UK and European business continued to recover through enhanced partnerships with Key Customers, improved cost recovery, and accelerated implementation of supply chain solutions. The team will continue to identify ways to leverage our diverse portfolio of offerings and further optimize our production capabilities to alleviate continual cost escalation and consistently innovate to drive profitable growth in a difficult economic environment.
“Our Mexican operations were impacted by seasonal diseases that reduced our efficiency on the live production at our locations. Nonetheless, the team leveraged our diverse geographic footprint to ensure sufficient supply, driving superior service for Key Customers. Moving forward, the team will continue to monitor conditions and adjust accordingly to grow the business.
“Given our market momentum and focus on profitable growth, we are announcing a number of new investments in the US. These investments include an expansion of our Athens, Georgia facility, which will enhance our service levels and support growth for a Key Customer. It also includes funding for operational excellence improvements via automation throughout our US footprint and construction of a protein conversion plant for pet food ingredients in Georgia. Also, we are committing to the development of a Prepared Foods facility in the Southeast USA to cultivate our branded growth, further diversifying our portfolio. Taken together, these investments will simultaneously enable sufficient capacity for top line growth with our Key Customers, enhance operating margins, create value for our shareholders, and provide opportunities for a better future for our team members.
“We remain focused on being the best and most respected company in our industry and I am confident our team will continue to drive disciplined execution of our strategy and cultivate robust growth throughout this volatile environment.”
Conference Call Information
A conference call to discuss Pilgrim’s quarterly results will be held tomorrow, July 28, at 7:00 a.m. MT (9 a.m. ET). Participants are encouraged to pre-register for the conference call using the link below. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time.
To pre-register, go to: https://services.choruscall.com/links/ppc220728.html

You may also reach the pre-registration link by logging in through the investor section of our website at
https://ir.pilgrims.com in the “Events & Presentations” section.

For those who would like to join the call but have not pre-registered, access is available by dialing +1 (844) 883-3889 within the US, or +1 (412) 317-9245 internationally, and requesting the “Pilgrim’s Pride Conference.”

Replays of the conference call will be available on Pilgrim’s website approximately two hours after the call concludes and can be accessed through the “Investor” section of www.pilgrims.com.
About Pilgrim’s Pride
Pilgrim’s employs over 60,000 people and operates protein processing plants and prepared-foods facilities in 14 states, Puerto Rico, Mexico, the U.K, the Republic of Ireland and continental Europe. The Company’s primary distribution is through retailers and foodservice distributors. For more information, please visit www.pilgrims.com.
Forward-Looking Statements
Statements contained in this press release that state the intentions, plans, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim’s Pride Corporation and its management are considered forward-looking statements. Without limiting the foregoing, words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “should,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: the impact of the COVID-19 pandemic, efforts to contain the pandemic and resulting economic downturn on our operations and financial condition, including the risk that our health and safety measures at Pilgrim’s Pride production facilities will not be effective, the risk that we may be unable to prevent the infection of our employees at these facilities, and the risk that we may need to temporarily close one or more of our production facilities; the risk that we may experience decreased production and sales due to the changing demand for food products; the risk that we may face a significant increase in delayed payments from our customers; and additional risks related to COVID-19 set forth in our most recent Form 10-K and Form 10-Q filed with the SEC; matters affecting the poultry industry generally; the ability to execute the Company’s business plan to achieve desired cost savings and profitability; future pricing for feed ingredients and the Company’s products; outbreaks of avian influenza or other diseases, either in Pilgrim’s Pride’s flocks or elsewhere, affecting its ability to conduct its operations and/or demand for its poultry products; contamination of Pilgrim’s Pride’s products, which has previously and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; management of cash resources; restrictions imposed by, and as a result of, Pilgrim’s Pride’s leverage; changes in laws or regulations affecting Pilgrim’s Pride’s operations or the application thereof; new immigration legislation or increased enforcement efforts in connection with existing immigration legislation that cause the costs of doing business to increase, cause Pilgrim’s Pride to change the way in which it does business, or otherwise disrupt its operations; competitive factors and pricing pressures or the loss of one or more of Pilgrim’s Pride’s largest customers; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; disruptions in international markets and distribution channels, including, but not limited to, the impacts of the Russia-Ukraine conflict; the risk of cyber-attacks, natural disasters, power losses, unauthorized access, telecommunication failures, and other problems on our information systems; and the impact of uncertainties of litigation and other legal matters described in our most recent Form 10-K and Form 10-Q, including the In re Broiler Chicken Antitrust Litigation, as well as other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and subsequent filings with the Securities and Exchange Commission. The forward-looking statements in this release speak only as of the date hereof, and the Company undertakes no obligation to update any such statement after the date of this release, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

Contact:	Andrew Rojeski
Head of Strategy, Investor Relations, & Net Zero Programs
IRPPC@pilgrims.com
www.pilgrims.com

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	June 26, 2022	December 26, 2021
	(In thousands)
Cash and cash equivalents	$682,126	$427,661
Restricted cash and restricted cash equivalents	40,498	22,460
Trade accounts and other receivables, less allowance for credit losses	1,184,225	1,013,437
Accounts receivable from related parties	1,696	1,345
Inventories	1,840,462	1,575,658
Income taxes receivable	32,675	27,828
Prepaid expenses and other current assets	217,537	237,565
Total current assets	3,999,219	3,305,954
Deferred tax assets	5,020	5,314
Other long-lived assets	32,009	32,410
Operating lease assets, net	315,014	351,226
Intangible assets, net	874,248	963,243
Goodwill	1,243,536	1,337,252
Property, plant and equipment, net	2,853,886	2,917,806
Total assets	$9,322,932	$8,913,205

Accounts payable	$1,481,640	$1,378,077
Accounts payable to related parties	11,250	22,317
Revenue contract liabilities	28,188	22,321
Accrued expenses and other current liabilities	811,999	859,885
Income taxes payable	111,624	81,977
Current maturities of long-term debt	26,260	26,246
Total current liabilities	2,470,961	2,390,823
Noncurrent operating lease liabilities, less current maturities	238,955	271,366
Long-term debt, less current maturities	3,371,373	3,191,161
Deferred tax liabilities	315,983	369,185
Other long-term liabilities	53,576	101,736
Total liabilities	6,450,848	6,324,271
Common stock	2,616	2,614
Treasury stock	(465,123)	(345,134)
Additional paid-in capital	1,968,562	1,964,028
Retained earnings	1,646,123	1,003,569
Accumulated other comprehensive loss	(291,975)	(47,997)
Total Pilgrim’s Pride Corporation stockholders’ equity	2,860,203	2,577,080
Noncontrolling interest	11,881	11,854
Total stockholders’ equity	2,872,084	2,588,934
Total liabilities and stockholders’ equity	$9,322,932	$8,913,205

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended		Six Months Ended
	June 26, 2022	June 27, 2021	June 26, 2022	June 27, 2021
	(In thousands, except per share data)
Net sales	$4,631,648	$3,637,698	$8,872,043	$6,911,123
Cost of sales	3,954,877	3,257,457	7,653,292	6,269,639
Gross profit	676,771	380,241	1,218,751	641,484
Selling, general and administrative expense	163,867	503,372	303,834	606,151
Operating income (loss)	512,904	(123,131)	914,917	35,333
Interest expense, net of capitalized interest	38,112	50,651	74,408	80,985
Interest income	(1,010)	(842)	(2,284)	(3,208)
Foreign currency transaction losses	2,758	4,145	14,294	6,659
Miscellaneous, net	(1,688)	(770)	(2,012)	(8,614)
Income (loss) before income taxes	474,732	(176,315)	830,511	(40,489)
Income tax expense (benefit)	112,711	(9,812)	187,930	25,546
Net income (loss)	362,021	(166,503)	642,581	(66,035)
Less: Net income (loss) attributable to noncontrolling interests	(95)	184	27	444
Net income (loss) attributable to Pilgrim’s Pride Corporation	$362,116	$(166,687)	$642,554	$(66,479)

Weighted average shares of Pilgrim's Pride Corporation common stock outstanding:
Basic	240,366	243,675	242,018	243,627
Effect of dilutive common stock equivalents	607	—	619	—
Diluted	240,973	243,675	242,637	243,627

Net income (loss) attributable to Pilgrim's Pride Corporation per share of common stock outstanding:
Basic	$1.51	$(0.68)	$2.65	$(0.27)
Diluted	$1.50	$(0.68)	$2.65	$(0.27)

PILGRIM’S PRIDE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended
	June 26, 2022	June 27, 2021
	(In thousands)
Cash flows from operating activities:
Net income (loss)	$642,581	$(66,035)
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	201,996	182,260
Deferred income tax benefit	(35,538)	(32,809)
Stock-based compensation	4,346	5,168
Loan cost amortization	2,827	2,279
Loss (gain) on property disposals	2,718	(5,057)
Accretion of discount related to Senior Notes	859	675
Loss (gain) on equity-method investments	4	(8)
Loss on early extinguishment of debt recognized as a component of interest expense	—	24,254
Amortization of premium related to Senior Notes	—	(167)
Changes in operating assets and liabilities:
Trade accounts and other receivables	(216,523)	(117,610)
Inventories	(309,360)	(173,947)
Prepaid expenses and other current assets	13,173	(6,027)
Accounts payable, accrued expenses and other current liabilities	96,083	266,487
Income taxes	21,959	46,638
Long-term pension and other postretirement obligations	(1,717)	(9,507)
Other operating assets and liabilities	(2,189)	(1,642)
Cash provided by operating activities	421,219	114,952
Cash flows from investing activities:
Acquisitions of property, plant and equipment	(196,205)	(183,744)
Purchase of acquired business, net of cash acquired	(4,847)	—
Proceeds from property disposals	2,362	21,385
Cash used in investing activities	(198,690)	(162,359)
Cash flows from financing activities:
Proceeds from revolving line of credit and long-term borrowings	351,065	1,540,133
Payments on revolving line of credit, long-term borrowings and finance lease obligations	(170,022)	(1,522,416)
Purchase of common stock under share repurchase program	(119,989)	—
Payments of capitalized loan costs	(3,052)	(8,650)
Payment of equity distribution under Tax Sharing Agreement between JBS USA Holdings and Pilgrim’s Pride Corporation	(1,961)	(650)
Payments on early extinguishment of debt	—	(21,258)
Cash provided by financing activities	56,041	(12,841)
Effect of exchange rate changes on cash and cash equivalents	(6,067)	1,859
Increase in cash, cash equivalents and restricted cash	272,503	(58,389)
Cash, cash equivalents and restricted cash, beginning of period	450,121	548,406
Cash, cash equivalents and restricted cash, end of period	$722,624	$490,017

PILGRIM’S PRIDE CORPORATION
Non-GAAP Financial Measures Reconciliation
(Unaudited)

“EBITDA” is defined as the sum of net income plus interest, taxes, depreciation and amortization. “Adjusted EBITDA” is calculated by adding to EBITDA certain items of expense and deducting from EBITDA certain items of income that we believe are not indicative of our ongoing operating performance consisting of: (1) foreign currency transaction losses, (2) transaction costs related to business acquisitions, (3) costs related to the DOJ agreement and litigation settlements, (4) initial insurance recoveries for Mayfield, Kentucky tornado property damage losses, (5) deconsolidation of subsidiary and (6) net income (loss) attributable to noncontrolling interests. EBITDA is presented because it is used by management and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results prepared in conformity with accounting principles generally accepted in the U.S. (“U.S. GAAP”), to compare the performance of companies. We believe investors would be interested in our Adjusted EBITDA because this is how our management analyzes EBITDA applicable to continuing operations. The Company also believes that Adjusted EBITDA, in combination with the Company’s financial results calculated in accordance with U.S. GAAP, provides investors with additional perspective regarding the impact of certain significant items on EBITDA and facilitates a more direct comparison of its performance with its competitors. EBITDA and Adjusted EBITDA are not measurements of financial performance under U.S. GAAP. EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under U.S. GAAP. In addition, other companies in our industry may calculate these measures differently limiting their usefulness as a comparative measure. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with U.S. GAAP. These limitations should be compensated for by relying primarily on our U.S. GAAP results and using EBITDA and Adjusted EBITDA only on a supplemental basis.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA
(Unaudited)

	Three Months Ended		Six Months Ended
	June 26, 2022	June 27, 2021	June 26, 2022	June 27, 2021
	(In thousands)
Net income (loss)	$362,021	$(166,503)	$642,581	$(66,035)
Add:
Interest expense, net(a)	37,102	49,809	72,124	77,777
Income tax expense (benefit)	112,711	(9,812)	187,930	25,546
Depreciation and amortization	99,854	95,728	201,996	182,260
EBITDA	611,688	(30,778)	1,104,631	219,548
Add:
Foreign currency transaction losses(b)	2,758	4,145	14,294	6,659
Transaction costs related to acquisitions(c)	255	2,545	972	2,545
DOJ agreement and litigation settlements(d)	8,482	395,886	8,982	398,285
Minus:
Insurance recoveries for Mayfield tornado losses(e)		—	3,815	—
Deconsolidation of subsidiary(f)	—	—	—	1,131
Net income (loss) attributable to noncontrolling interest	(95)	184	27	444
Adjusted EBITDA	$623,278	$371,614	$1,125,037	$625,462
(a)Interest expense, net, consists of interest expense less interest income.

(b)The Company measures the financial statements of its Mexico reportable segment as if the U.S. dollar were the functional currency. Accordingly, we remeasure assets and liabilities, other than nonmonetary assets, of the Mexico reportable segment at current exchange rates. We remeasure nonmonetary assets using the historical exchange rate in effect on the date of each asset’s acquisition. Currency exchange gains or losses resulting from these remeasurements, as well as, from our U.K. and Europe reportable segment are included in the line item Foreign currency transaction losses in the Condensed Consolidated Statements of Income.
(c)Transaction costs related to acquisitions includes those charges that are incurred in conjunction with business acquisitions.
(d)On October 13, 2020, Pilgrims announced that we entered into a plea agreement (the “Plea Agreement”) with the DOJ. As a result of the Plea Agreement, we recognized a fine of $110.5 million. On February 23, 2021, the Colorado Court approved the Plea Agreement and assessed a fine of $107.9 million. The difference between the original accrual and the payment is recorded in DOJ agreement and litigation settlements in the three months ended March 28, 2021. The additional expense recognized in the three and six months ended June 27, 2021 and June 26, 2022 was offset by amounts recognized in anticipation of probable settlements in ongoing litigation.
(e)This represents initial insurance recoveries for the property damage losses incurred as a result of the tornado in Mayfield, KY in December 2021.
(f)This represents a gain recognized as a result of deconsolidation of a subsidiary.

The summary unaudited consolidated income statement data for the twelve months ended June 26, 2022 (the LTM Period) have been calculated by subtracting the applicable unaudited consolidated income statement data for the six months ended June 27, 2021 from the sum of (1) the applicable audited consolidated income statement data for the year ended December 26, 2021 and (2) the applicable unaudited consolidated income statement data for the six months ended June 26, 2022.

PILGRIM'S PRIDE CORPORATION
Reconciliation of LTM Adjusted EBITDA
(Unaudited)

	Three Months Ended				LTM Ended
	September 26, 2021	December 26, 2021	March 27, 2022	June 26, 2022	June 26, 2022
	(In thousands)
Net income	$60,835	$36,468	$280,560	$362,021	$739,884
Add:
Interest expense, net	28,589	33,370	35,022	37,102	134,083
Income tax expense	30,385	5,191	75,219	112,711	223,506
Depreciation and amortization	92,076	106,488	102,142	99,854	400,560
EBITDA	211,885	181,517	492,943	611,688	1,498,033
Add:
Foreign currency transaction losses (gains)	2,359	(18,400)	11,536	2,758	(1,747)
Transaction costs related to acquisitions	6,773	9,540	717	255	17,285
DOJ agreement and litigation settlements	126,000	131,940	500	8,482	266,922
Restructuring activities	—	5,802	—	—	5,802
Hometown Strong commitment	—	1,000	—	—	1,000
Charge for fair value markup of acquired inventory	—	4,974	—	—	4,974
Minus:
Insurance recoveries for Mayfield tornado losses	—	—	3,815	—	3,815
Net income (loss) attributable to noncontrolling interest	110	(286)	122	(95)	(149)
Adjusted EBITDA	$346,907	$316,659	$501,759	$623,278	$1,788,603

EBITDA margins have been calculated by taking the relevant unaudited EBITDA figures, then dividing by net sales for the applicable period. EBITDA margins are presented because they are used by management and we believe it is frequently used by securities analysts, investors and other interested parties, as a supplement to our results prepared in accordance with U.S. GAAP, to compare the performance of companies.

PILGRIM'S PRIDE CORPORATION
Reconciliation of EBITDA Margin
(Unaudited)

	Three Months Ended		Six Months Ended		Three Months Ended		Six Months Ended
	June 26, 2022	June 27, 2021	June 26, 2022	June 27, 2021	June 26, 2022	June 27, 2021	June 26, 2022	June 27, 2021
	(In thousands)
Net income (loss)	$362,021	$(166,503)	$642,581	$(66,035)	7.82%	(4.58)%	7.24%	(0.96)%
Add:
Interest expense, net	37,102	49,809	72,124	77,777	0.80%	1.37%	0.81%	1.13%
Income tax expense (benefit)	112,711	(9,812)	187,930	25,546	2.43%	(0.27)%	2.12%	0.37%
Depreciation and amortization	99,854	95,728	201,996	182,260	2.15%	2.63%	2.27%	2.63%
EBITDA	611,688	(30,778)	1,104,631	219,548	13.20%	(0.85)%	12.44%	3.17%
Add:
Foreign currency transaction losses	2,758	4,145	14,294	6,659	0.05%	0.11%	0.16%	0.09%
Transaction costs related to business acquisitions	255	2,545	972	2,545	0.01%	0.07%	0.01%	0.04%
DOJ agreement and litigation settlements	8,482	395,886	8,982	398,285	0.18%	10.88%	0.10%	5.76%
Minus:
Insurance recoveries for Mayfield tornado losses	—	—	3,815	—	—%	—%	0.04%	—%
Deconsolidation of subsidiary	—	—	—	1,131	—%	—%	—%	0.02%
Net income (loss) attributable to noncontrolling interest	(95)	184	27	444	—%	0.01%	—%	0.01%
Adjusted EBITDA	$623,278	$371,614	$1,125,037	$625,462	13.44%	10.20%	12.67%	9.03%

Net sales	$4,631,648	$3,637,698	$8,872,043	$6,911,123	$4,631,648	$3,637,698	$8,872,043	$6,911,123

Adjusted Operating Income is calculated by adding to Operating Income certain items of expense and deducting from Operating Income certain items of income. Management believes that presentation of Adjusted Operating Income provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of GAAP operating income to adjusted operating income as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted Operating Income
(Unaudited)

	Three Months Ended		Six Months Ended
	June 26, 2022	June 27, 2021	June 26, 2022	June 27, 2021
	(In thousands)
GAAP operating income (loss), U.S. operations	$453,198	$(224,171)	$808,273	$(156,046)
Transaction costs related to acquisitions	255	2,545	972	2,545
DOJ agreement and litigation settlements	8,482	395,886	8,982	398,285
Insurance recoveries for Mayfield tornado losses	—	—	(3,815)	—
Adjusted operating income, U.S. operations	$461,935	$174,260	$814,412	$244,784
Adjusted operating income margin, U.S. operations	15.9%	7.8%	14.9%	5.8%

Adjusted Operating Income Margin for the U.S. is calculated by dividing Adjusted operating income by Net Sales. Management believes that presentation of Adjusted Operating Income Margin provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of GAAP operating income margin for the U.S. to adjusted operating income margin for the U.S. is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of GAAP Operating Income Margin to Adjusted Operating Income Margin
(Unaudited)

	Three Months Ended		Six Months Ended
	June 26, 2022	June 27, 2021	June 26, 2022	June 27, 2021
	(In percent)
GAAP operating income margin, U.S. operations	15.6%	(10.0)%	14.7%	(3.7)%
Transaction costs related to acquisitions	—%	0.1%	—%	0.1%
DOJ agreement and litigation settlements	0.3%	17.7%	0.3%	9.4%
Insurance recoveries for Mayfield tornado losses	—%	—%	(0.1)%	—%
Adjusted operating income margin, U.S. operations	15.9%	7.8%	14.9%	5.8%

Adjusted net income attributable to Pilgrim's Pride Corporation (“Pilgrim's”) is calculated by adding to Net income (loss) attributable to Pilgrim's certain items of expense and deducting from Net income (loss) attributable to Pilgrim's certain items of income, as shown below in the table. Adjusted net income attributable to Pilgrim’s Pride Corporation per common diluted share is presented because it is used by management, and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results prepared in conformity with U.S. GAAP, to compare the performance of companies. Management also believe that this non-U.S. GAAP financial measure, in combination with our financial results calculated in accordance with U.S. GAAP, provides investors with additional perspective regarding the impact of such charges on net income attributable to Pilgrim’s Pride Corporation per common diluted share. Adjusted net income attributable to Pilgrim’s Pride Corporation per common diluted share is not a measurement of financial performance under U.S. GAAP, has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results as reported under U.S. GAAP. Management believes that presentation of adjusted net income attributable to Pilgrim’s provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of net income (loss) attributable to Pilgrim’s Pride Corporation per common diluted share to adjusted net income attributable to Pilgrim’s Pride Corporation per common diluted share is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted Net Income
(Unaudited)

	Three Months Ended		Six Months Ended
	June 26, 2022	June 27, 2021	June 26, 2022	June 27, 2021
	(In thousands, except per share data)
Net income (loss) attributable to Pilgrim's	$362,116	$(166,687)	$642,554	$(66,479)
Add:
Foreign currency transaction losses	2,758	4,145	14,294	6,659
Transaction costs related to acquisitions	255	2,545	972	2,545
DOJ agreement and litigation settlements	8,482	395,886	8,982	398,285
Loss on early extinguishment of debt recognized as a component of interest expense	—	24,254	—	24,254
Minus:
Insurance recoveries for Mayfield tornado losses	—	—	3,815	—
Deconsolidation of subsidiary	—	—	—	1,131
Adjusted net income attributable to Pilgrim's before tax impact of adjustments	373,611	260,143	662,987	364,133
Net tax impact of adjustments(a)	(2,863)	(106,323)	(5,090)	(107,265)
Adjusted net income attributable to Pilgrim's	$370,748	$153,820	$657,897	$256,868
Weighted average diluted shares of common stock outstanding	240,973	243,675	242,637	243,627
Adjusted net income attributable to Pilgrim's per common diluted share	$1.54	$0.63	$2.71	$1.05
(a)    Net tax expense (benefit) of adjustments represents the tax impact of all adjustments shown above.

Adjusted EPS is calculated by dividing the adjusted net income attributable to Pilgrim's stockholders by the weighted average number of diluted shares. Management believes that Adjusted EPS provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of U.S. GAAP to non-U.S. GAAP financial measures is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of GAAP EPS to Adjusted EPS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 26, 2022	June 27, 2021	June 26, 2022	June 27, 2021
	(In thousands, except per share data)
GAAP EPS	$1.50	$(0.68)	$2.65	$(0.27)
Add:
Foreign currency transaction losses	0.01	0.02	0.06	0.03
Transaction costs related to acquisitions	—	0.01	—	0.01
DOJ agreement and litigation settlements	0.04	1.62	0.04	1.63
Loss on early extinguishment of debt recognized as a component of interest expense	—	0.10	—	0.10
Minus:
Insurance recoveries for Mayfield tornado losses	—	—	0.02	—
Adjusted EPS before tax impact of adjustments	1.55	1.07	2.73	1.50
Net tax impact of adjustments(a)	(0.01)	(0.44)	(0.02)	(0.45)
Adjusted EPS	$1.54	$0.63	$2.71	$1.05

Weighted average diluted shares of common stock outstanding	240,973	243,675	242,637	243,627
(a)    Net tax impact of adjustments represents the tax impact of all adjustments shown above.

PILGRIM'S PRIDE CORPORATION
Supplementary Selected Segment and Geographic Data
(Unaudited)

	Three Months Ended		Six Months Ended
	June 26, 2022	June 27, 2021	June 26, 2022	June 27, 2021
	(In thousands)
Sources of net sales by geographic region of origin:
U.S.	$2,899,879	$2,248,470	$5,481,087	$4,248,029
U.K. and Europe	1,245,052	935,845	2,437,034	1,790,579
Mexico	486,717	453,383	953,922	872,515
Total net sales	$4,631,648	$3,637,698	$8,872,043	$6,911,123

Sources of cost of sales by geographic region of origin:
U.S.	$2,355,243	$2,008,122	$4,514,447	$3,874,822
U.K. and Europe	1,176,097	885,800	2,329,000	1,702,726
Mexico	423,551	363,549	809,873	692,119
Elimination	(14)	(14)	(28)	(28)
Total cost of sales	$3,954,877	$3,257,457	$7,653,292	$6,269,639

Sources of gross profit by geographic region of origin:
U.S.	$544,636	$240,348	$966,640	$373,207
U.K. and Europe	68,955	50,045	108,034	87,853
Mexico	63,166	89,834	144,049	180,396
Elimination	14	14	28	28
Total gross profit	$676,771	$380,241	$1,218,751	$641,484

Sources of operating income (loss) by geographic region of origin:
U.S.	$453,198	$(224,171)	$808,273	$(156,046)
U.K. and Europe	7,848	21,831	(13,792)	32,326
Mexico	51,844	79,195	120,408	159,025
Elimination	14	14	28	28
Total operating income	$512,904	$(123,131)	$914,917	$35,333